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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 8, 2001
                                ----------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               CRITICAL PATH, INC.
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             (Exact name of registrant as specified in its charter)


        CALIFORNIA                      000-25331                 91-1788300
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


               532 FOLSOM STREET, SAN FRANCISCO, CALIFORNIA 94105
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                    (Address of principal executive offices)


                                 (415) 808-8800
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              (Registrant's telephone number, including area code)




                                     -more-
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ITEM 5.   OTHER EVENTS.

     (a) On Thursday, November 8, 2001, the Company announced that it signed binding memoranda of understanding with respect to the settlement of securities class action and shareholder derivative litigation pending against it in the U.S. District Court for the Northern District of California. A copy of the Company's Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     (b) On Friday, November 9, 2001, the Company announced the closing of a $95 million financing transaction from a group of investors and their affiliate entities ("Buyers"). The financing transaction consists of $30 million in new equity in the form of shares of Series D Cumulative Redeemable Convertible Participating Preferred Stock ("Preferred Stock") at a conversion price per share (into common stock) of $1.05, the retirement of $65 million in face value of the Company's 5-3/4% Convertible Subordinated Notes (the "Notes") held by General Atlantic Partners LLC and affiliates ("GA"), and the issuance to GA of warrants to purchase 2.5 million shares of common stock (the "Warrants"). In the transaction, the Company issued and sold (subject to the escrow described below) approximately 4 million shares of Preferred Stock (convertible into approximately 52.4 million shares of the Company's common stock) to a group of investors led by GA and including Cheung Kong Limited and affiliates, Hutchison Whampoa Limited and Vectis Group LLC.

         In addition, a portion of GA's equity in the transaction (representing 6.2% of the ownership of the Company, on a pro forma basis after giving effect to the transaction and the conversion of the shares into common stock) has been placed in a separate escrow to be released to GA only upon either the approval by the shareholders by a majority vote or approval by the Nasdaq Stock Market. As previously announced, the Company has executed binding memoranda of understanding to settle shareholder and derivative litigation pending in the U.S. District Court for the Northern District of California. The receipt by the Company of all financing proceeds from escrow is contingent upon the execution of final settlement agreements in that litigation.

     The Preferred Stock shall accrue and cumulate dividends at eight percent (8%) per year, and is convertible into the Company's Common Stock at the option of the holder. The conversion rights of the Preferred Stock do not include any Common Stock trading price-related anti-dilution adjustments. Rather, the only anti-dilution protection for the Preferred Stock is customary anti-dilution protection in the event of stock splits, stock dividends, reorganizations or the like.

          In the event of a liquidation or change of control of the Company, the Preferred Stock is entitled to a liquidation preference payment equal to the purchase price of the Preferred Stock, plus accrued dividends to such date. The Preferred Stock shall also participate with the Common Stock in the event of a liquidation or change of control, after payment of the foregoing preference, up to certain agreed upon amounts. After four years, the Company has the option to redeem the Preferred Stock if the Common Stock trading price at such time is in excess of certain agreed upon price levels. After five years, the Preferred Stock shall be automatically redeemed.

          GA, as lead investor, is entitled to elect one person to the Company's Board of Directors. The Board size shall also increase to seven (7) directors from the current five (5). The Preferred Stock also has certain voting rights in connection with major corporate events, as well as preemptive rights in connection with any future Company
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private placements. The Buyers have also executed a seven (7) year standstill agreement with the Company.

          The offer and sale of these securities in the United States was completed pursuant to the exemption from registration under the Securities Act of 1933. In addition to the Preferred Stock and the Warrants, and in connection with the investment, the Company and the Buyers have entered into a Stock and Warrant Purchase and Exchange Agreement, an Escrow Agreement, a Stockholders Agreement and a Registration Rights Agreement (these documents, together with a Certificate of Designation, are referred to collectively herein as the "Transaction Documents"). The Warrants are fully-vested and exercisable at any time after November 8, 2002 until November 7, 2006. The exercise price for the Common Stock underlying the Warrants is $1.05 with a four (4) year term. Pursuant to the Registration Rights Agreement, the Company has granted demand registration rights to certain of the investors, whereby under enumerated circumstances the Company is obligated to file a registration statement for an underwritten offering with the Securities and Exchange Commission, in addition to the grant of "piggyback" registration rights for other underwritten offerings.

          In connection with this transaction, the Board of Directors has approved an amendment to the Company's Preferred Stock Rights Agreement, dated as of March 19, 2001 (the "Rights Agreement"), in order to permit the Buyers to Beneficially Own (as such term is defined in the Rights Agreement) additional shares of the Company's Common Stock without triggering the occurrence of a Distribution Date (as such term is defined in the Rights Agreement).

          The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Transaction Documents. The proceeds from this investment will be used for working capital and general corporate purposes.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.


          EXHIBIT NO.     DESCRIPTION
          -----------     -----------
          99.1            Press Release dated as of November 8, 2001

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CRITICAL PATH, INC.

Date:  November 12, 2001                     /s/ Laureen DeBuono
                                             ----------------------------------
                                              Laureen DeBuono
                                              Interim Chief Financial Officer
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                          INDEX TO EXHIBITS FILED WITH
             THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 8, 2001

         Exhibit                        Description
         -------                        -----------
          99.1             Press Release dated as of November 8, 2001